Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

JMP GROUP INC.

a Delaware corporation

-i-

TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED BYLAWS

OF

JMP GROUP INC.

These Amended and Restated Bylaws (the “Bylaws”) of JMP Group Inc., formerly JMP Holdings Inc., a Delaware corporation (the “Corporation”), are effective as of                          , 2007, and hereby amend and restate the previous bylaws of the Corporation.

ARTICLE 1

OFFICES

Section 1.1 Registered Office.

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The name and address of the resident agent of the Corporation in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Section 1.2 Other Offices.

The Corporation shall also have and maintain an office or principal place of business at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

Section 2.1 Place of Meetings.

(a) Meetings of stockholders may be held at such place, either within or without this State, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(1) Participate in a meeting of stockholders; and

(2) Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. “Remote communication” shall include telephone or other voice communications and electronic mail or other form of written or visual electronic communications.

Section 2.2 Annual Meetings.

The annual meetings of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be fixed by resolution of the Board of Directors as determined by the Board of Directors.

Section 2.3 Special Meetings.

Special Meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time, by the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

Section 2.4 Notice of Meetings.

(a) Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. Except as provided in Section 2.10(d), no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.

(c) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by means of electronic transmission consented to by the stockholder to whom such notice is given. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder to receive such notice.

(d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any waiver of notice of such meeting.

Section 2.5 Quorum and Voting.

(a) At all meetings of stockholders except where otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own capital stock belonging on the record date for the meeting of the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the Corporation.

(c) Meetings of stockholders shall be presided over by a Chairman of the Board, if any, or in the absence of a Chairman of the Board, by a Chief Executive Officer, or in the absence of a Chief Executive Officer, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of the Certificate of Incorporation, including the establishment of procedures for the maintenance of order, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting for each item upon which a vote is to be taken.

Section 2.6 Voting Rights.

(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except that a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.7 Voting Procedures and Inspectors of Elections.

(a) The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8 List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. The Corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.9 Stockholder Proposals at Annual Meetings.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by (x) a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (y) by a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter.

(b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders, or, if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, the date on which the Corporation mails its proxy materials for the current year. A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information required under Section 2.10 hereof; (ii) as to any other matter the stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons why such stockholder favors the proposal, (x) the name and record address of the stockholder proposing such business, as they appear on the Corporation’s books, (y) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business. In the case of a Nominee Holder, the stockholder’s notice shall also include evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.9 and Section 2.10; provided, however, that nothing in this Section 2.9 or Section 2.10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

(d) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(e) Nothing in this Section 2.9 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission.

Section 2.10 Nominations of Persons for Election to the Board of Directors.

(a) No person shall be eligible for election to the office of director unless nominated as provided herein.

(b) In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (i) at a meeting of stockholders, (ii) by or at the direction of the Board of Directors, (iii) by any nominating committee or person appointed by the Board of Directors, or (iv) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors or a committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to (i) the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders, or, if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year (ii) the date on which the Corporation mails its proxy materials for the current year. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (v) the name, age, business address and residence address of the person, (w) the principal occupation or employment of the person, (x) the class and number of shares of the Corporation which are owned beneficially and of record by the person, (y) such person’s consent to serve as a director of the Corporation if elected, and (z) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (ii) as to the stockholder giving the notice, (y) the name and record address of the stockholder, and (z) the class and number of shares of the Corporation which are owned beneficially and of record by the stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting, such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

(c) Notwithstanding any provision of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice pursuant to Section 2.10(b) shall be considered timely, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive officer of the Corporation not later than the close of business on the 10th day following the day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(d) In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such positions as are specified in the Corporation’s notice of such meeting, but only if the stockholder notice required by Section 2.10(b) hereof shall be delivered to a Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or on which the date of the special meeting and the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed, whichever first occurs.

(e) The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.11 No Stockholder Action by Written Consent.

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation shall be taken at an annual or special meeting of stockholders of the Corporation and shall not be taken by any consent in writing by such stockholders.

ARTICLE 3

DIRECTORS

Section 3.1 Number and Term of Office.

The number of directors which shall constitute the whole of the Board of Directors shall be not less than three (3) or more than ten (10), until changed by amendment of the Certificate of Incorporation or by a Bylaw amending this Section 3.1 duly adopted by the Board of Directors. Only the Board of Directors shall have the power to change the number of directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the Corporation has been fixed at seven (7).

With the exception of the first Board of Directors, which shall be elected by the incorporators, and except as provided in Section 3.3 of this Article III, the directors shall be elected to one-year terms by a plurality vote of the shares represented in person or by proxy at the stockholders meeting and entitled to vote on the election of directors. Elected directors shall hold office until the annual meeting when their terms expire and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 3.2 Powers.

The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

Section 3.3 Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified; provided however, that whenever the holders of any class of stock or series thereof are entitled by the Certificate of Incorporation to elect one of more directors, vacancies and newly created directorships of such class or series may be filled only by a majority of the directors elected by such class or series then in office, or by the sole remaining director so elected. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board.

Section 3.4 Resignations and Removals.

(a) Any director may resign at any time by delivering his resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

(b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors or any individual director may be removed from office with or without cause, and a new director or directors to fill the resulting vacancy or vacancies may be elected by a vote of stockholders holding a majority of the outstanding shares entitled to elect such director or directors at an election of directors.

Section 3.5 Meetings.

(a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all directors.

(c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, Chief Executive Officer or the Board of Directors.

(d) Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission or by other form of electronic transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 3.6 Quorum and Voting.

(a) A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1 of Article III of these Bylaws, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws.

(c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.7 Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8 Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors or a committee thereof.

Section 3.9 Committees.

(a) Executive Committee: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. The Executive Committee shall have and may exercise all the powers of the Board that lawfully may be delegated, including without limitation, the power and authority to declare dividend, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the Delaware General Corporation Law. The attendance of a majority of the members of the Executive Committee, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being done or conferred under authority of the Board. The Executive Committee shall fix its own rules and procedures, and the minutes of the meetings of the Executive Committee shall be submitted at the next regular meeting of the Board at which a quorum is present, or if impracticable, at the next such subsequent meeting. The Executive Committee shall hold such meetings as may be called by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Notice of each such meeting of the Executive Committee shall be given by mail, telegram or facsimile transmission or by other form of electronic transmission or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee who submits a signed waiver of notice whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat.

(b) Other Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term: The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 3.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Corporation required to be maintained pursuant to Section 1.2 of Article I hereof; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

ARTICLE 4

OFFICERS

Section 4.1 Officers Designated.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The Board of Directors, the Chief Executive Officer or the President may also appoint a Chairman of the Board, one or more Vice-Presidents, assistant secretaries, assistant treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice- Presidents shall be in the order of their nomination unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors or a committee thereof.

Section 4.2 Tenure and Duties of Officers.

(a) General: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

(b) Duties of the Chief Executive Officer: The Chief Executive Officer shall be the chief executive officer of the Corporation and when present shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) Duties of President: The President shall be the chief executive officer of the Corporation in the absence of the Chief Executive Officer and shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chief Executive Officer has been appointed and is present. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of Vice-Presidents: The Vice-Presidents, if any, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice-President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e) Duties of Chief Financial Officer: The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief

Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any assistant treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Secretary: The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the Corporation, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer or President may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE 5

SHARES OF STOCK

Section 5.1 Form and Execution of Certificates.

The shares of all classes or series of the capital stock of the Corporation may be uncertificated shares, except to the extent otherwise required by applicable law and except to the extent shares are represented by outstanding certificates that have not been surrendered to the Corporation or its transfer agent. Notwithstanding the foregoing, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the Chief Executive Officer, President or any Vice-President and by the Chief Financial Officer or assistant treasurer or the Secretary or assistant secretary, certifying the number of shares owned by him in the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General

Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.2 Lost Certificates.

The Corporation may issue in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When issuing new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.3 Transfers.

Any transfers of stock of the Corporation must be made subject to transfer restrictions set forth in the Certificate of Incorporation. Where authorized, transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 5.4 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.5 Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 6

OTHER SECURITIES OF THE CORPORATION

All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), the Chief Executive Officer, or the President or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an assistant secretary, or the Chief Financial Officer or an assistant treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer or an assistant treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon has ceased to be an officer of the Corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE 7

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 7.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 7.3 of this Article, the Corporation shall indemnify any director or officer seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

(b) The Board of Directors may, in its sole discretion and up to the fullest extent provided by applicable law, indemnify and hold harmless against any and all Expenses any person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any Proceeding by reason of the fact that he, or a person of whom he is the legal representative, is or was an employee or other agent of the Corporation or is or was serving at the request of the Corporation as an employee or other agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee or other agent, or in any other capacity while serving as an employee or other agent.

Section 7.2 Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such

Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by employees or other agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 7.3 Right of Claimant to Bring Suit.

If a claim under Section 7.1 or 7.2 of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 7.4 Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 7.5 Authority to Insure.

The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or other agent against any Expense, whether or not the Corporation would have the power to indemnify the director, officer, employee or other agent against such Expense under applicable law or the provisions of this Article.

Section 7.6 Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 7.7 Settlement of Claims.

The Corporation shall not be liable to indemnify any director, officer, employee or other agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 7.8 Effect of Amendment.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any director, officer, employee or other agent existing at the time of such amendment, repeal, or modification.

Section 7.9 Subrogation.

In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or other agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 7.10 No Duplication of Payments.

The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the director, officer, employee or other agent to the extent the director, officer, employee or other agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE 8

AMENDMENTS

These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws; provided that the authorized number of directors may be changed only by resolution of the Board of Directors.

CERTIFICATE OF SECRETARY

The undersigned, Secretary of JMP Group Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said Corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this     th day of                     , 2007.

Janet L. Tarkoff, Chief Legal Counsel & Secretary